UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 5, 2013 (March 5, 2013)

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3001 Colorado Boulevard

Denton, Texas 76210

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (940) 898-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Walter Metcalfe as Director

On March 5, 2013, Walter Metcalfe, a director of Sally Beauty Holdings, Inc. (the “Corporation”), notified the Corporation of his retirement from the Corporation’s Board of Directors (the “Board”) and from all committees of the Board upon which he serves, effective immediately.  Mr. Metcalfe’s retirement was not due to any disagreement with the Corporation.  Mr. Metcalfe has served on the Corporation’s Board since 2006 and the Corporation is grateful for Mr. Metcalfe’s leadership and commitment to the success of the Corporation during his tenure as a director of the Corporation.

Appointment of New Director

On March 5, 2013, the Board appointed Katherine Button Bell to fill the vacancy resulting from the retirement of Mr. Metcalfe. Ms. Button Bell will be a Class III director and will serve as a director until the 2015 annual meeting of the Corporation’s stockholders or until her earlier resignation or removal.

Ms. Button Bell, age 54, is the Vice President and Chief Marketing Officer of Emerson Electric Company, a diversified global manufacturing and technology company.  In this capacity, Ms. Button Bell oversees global marketing and corporate branding, including corporate communications, digital strategy and market research for Emerson.  Ms. Button Bell joined Emerson in 1999 in her current role and has played a key role in the launch of Emerson’s corporate branding program, building Emerson’s brand globally.  Prior to joining Emerson, Ms. Button Bell was the president of Button Brand Development, Inc., an independent marketing consulting firm specializing in developing well-recognized companies’ brand names.

Ms. Button Bell will receive compensation for her service as a director in accordance with the Corporation’s Independent Director Compensation Policy, a copy of which was filed as Exhibit 10.2 to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Appointment of Marshall Eisenberg as Chairman of the Nominating and Corporate Governance Committee and Christian Brickman as a member of the Audit Committee

On March 5, 2013, the Board appointed Marshall Eisenberg to replace Mr. Metcalfe as the Chairman of the Nominating and Corporate Governance Committee and Christian Brickman to replace Mr. Metcalfe as a member of the Audit Committee.

Item 8.01.  Other Events.

On March 5, 2013, the Corporation announced that its Board of Directors has approved a new share repurchase program authorizing the Corporation to repurchase up to $700 million of its common stock (the “Share Repurchase Program”). The Share Repurchase Program will cover the repurchase of shares over the next eight fiscal quarters.  Repurchases will be made in compliance with all Securities and Exchange Commission rules, including Rule 10b-18, and other legal requirements and may be made in part under a Rule 10b5-1 plan, which permits stock repurchases when the Company might otherwise be precluded from doing so.  The press release announcing the Share Repurchase Program is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.  The following Exhibits are filed herewith as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press release announcing the Share Repurchase Program, issued by Sally Beauty Holdings, Inc. on March 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

March 5, 2013	By:	/s/ Matt Haltom
	Name:	Matt Haltom
	Title:	Senior Vice President, Secretary and General Counsel

Exhibit Number	Description
99.1	Press release announcing the Share Repurchase Program, issued by Sally Beauty Holdings, Inc. on March 5, 2013.